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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                    April 30, 1999

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                   Date of report (Date of earliest event reported)


                                  Hexcel Corporation

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                  (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8472                94-1109521

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      (State of               (Commission File No.)        (IRS Employer
     Incorporation)                                   Identification No.)


                                  Two Stamford Plaza
                                281 Tresser Boulevard
                          Stamford, Connecticut  06901-3238

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                (Address of Principal Executive Offices and Zip Code)


                                    (203) 969-0666

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                 (Registrant's telephone number, including area code)

                                         N/A

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            (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS.

          On September 15, 1998, the Company acquired the industrial fabrics business from Clark-Schwebel, Inc. and its subsidiaries. The acquired Clark-Schwebel business is engaged in the manufacture and sale of high-quality fiberglass fabrics, which are used to make printed circuit boards for electronic equipment such as computers, cellular telephones, televisions, and automobiles. The acquired Clark-Schwebel business also produces high performance specialty products for use in insulation, filtration, wall and facade claddings, soft body armor and reinforcements for composite materials.

          The attached exhibits present the Company's pro forma (as if the acquisition of the Clark-Schwebel business occurred on January 1,
          1998) and actual business segment data and net sales to third-party customers by product group, for each of the quarters ended March 31, June 30, September 30 and December 31, 1998, as well as for the year ended December 31, 1998.


Item 7.   EXHIBITS.

          99.1   Unaudited Pro Forma 1998 Business Segment Data.

          99.2   Unaudited Actual 1998 Business Segment Data.

          99.3 Unaudited Pro Forma 1998 Net Sales to Third-Party Customers by Product Group and Market Segment.

          99.4 Unaudited Actual 1998 Net Sales to Third-Party Customers by Product Group and Market Segment.


                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 1999


                                   HEXCEL CORPORATION

                                   By:  /s/ WAYNE C. PENSKY
                                        -------------------
                                   Name:  Wayne C. Pensky
                                   Title: Vice President;
                                          Corporate Controller;
                                          Chief Accounting Officer



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